EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 33-8643 and 333-161367) pertaining to the Anadarko Employee Savings Plan of our report dated June 15, 2017, with respect to the financial statements and supplemental schedule of the Anadarko Employee Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2016.

/s/ Weaver and Tidwell, L.L.P.

Houston, Texas
June 15, 2017